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                                                                   EXHIBIT 10.19


            (Original printed on Thermatrix letterhead stationary)

March 9, 1998



Ms. Barbara E. Krimsky
Thermatrix Inc.
101 Metro Drive, Suite 248
San Jose, CA  95110

Dear Ms. Krimsky:

In connection with your appointment as Chief Financial Officer of Thermatrix Inc. (the "Company"), the Company hereby agrees that if, at any time, the Company decides to appoint a new Chief Financial Officer and thereby terminate your employment as the Company's Chief Financial Officer, the Company shall give you three months notice of such decision ("Notice Period"), such notice to be given not later than the date upon which the new Chief Financial Officer begins employment with the Company. Upon the appointment of the new Chief Financial Officer, you will no longer be Chief Financial Officer.

Upon the later of (i) the appointment of a new Chief Financial Officer or (ii) the end of the Notice Period, the Company shall pay you an amount equal to six months of your most recent base salary to be paid, not later than 30 days thereafter. Alternatively, you may elect to remain on the Company's payroll for a period of six months at your latest base salary.

In addition, at the end of the Notice Period, all options granted to you shall become immediately exercisable as to all of the shares subject to such options, even those shares that were not exercisable immediately prior to the end of the Notice Period.

If you agree to the foregoing, please sign the enclosed copy and return it to the undersigned.

Sincerely,



/S/
John T. Schofield
President and Chief Executive Officer


ACCEPTED AND AGREED TO:



/S/
Barbara E. Krimsky